EXHIBIT 99.1



        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         In February of 2005,  two REITs  focused  primarily  on the  restaurant industry, CNL Restaurant Properties, Inc. ("CNLRP") and U.S. Restaurant Properties, Inc. ("USRP") merged and simultaneously acquired 18 limited partnerships which owned primarily triple-net leased restaurant properties ("the Merger and Related Financing Transactions"). CNLRP was treated as the acquirer for accounting purposes. Trustreet Properties, Inc. ("Trustreet") was the name adopted upon the merger. An unaudited proforma condensed consolidated balance sheet was not prepared because the Merger and Related Financing had occurred and had been reflected in the historical results as of June 30, 2005.

         The unaudited pro forma condensed consolidated statement of operations data for the six months ended June 30, 2005 and the year ended December 31, 2004 gives effect to the Merger and Related Financing Transactions as if they had occurred on January 1, 2004. The operating results for Trustreet for the six months ended June 30, 2005 consist of the operating results of CNLRP from January 1, 2005 through February 24, 2005 and of the merged companies from February 25, 2005 through June 30, 2005. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma data is not necessarily indicative of the results of operations that would have been achieved had the Transactions reflected herein been consummated on the dates indicated or that will be achieved in the future.

         The presentation of pro forma operating results does not reflect cost savings or synergies that may result from the mergers and there can be no assurances that such savings or synergies will occur. Examples of anticipated savings include the elimination of separate regulatory filings, as well as reductions in the cost of investor relations and administrative costs and executive compensation.

         The unaudited pro forma condensed consolidated financial data assumes that Trustreet will continue to be taxed as a REIT under the Internal Revenue Code. As a REIT, Trustreet generally will not be subject to corporate level federal income tax on net income it distributes to its stockholders.

         All income and expenses relating to properties held for sale and the ultimate gain or loss realized upon disposition are treated as discontinued operations for all periods presented. In addition, depreciation on these properties is not recorded. Therefore, revenues from the operation of any such properties, or gains from the sale of any properties sold, are not reflected in the "Revenues" line item in the summary pro forma data presented herein. As a result, the unaudited pro forma condensed consolidated financial data does not include income from discontinued operations, net of income taxes of approximately $18.3 million and $51.6 million for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, which represents activities related to the sale of certain real estate properties including those purchased with the intent to sell. In addition, only operating and administrative expenses that are directly attributable to acquiring or selling properties that are classified as held for sale or were sold during the period are allocated to the "Income from discontinued operations" line item, and all other general operating and administrative expenses are allocated to "Income from continuing operations."

                           Trustreet Properties, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Six Months Ended June 30, 2005
                    (in thousands, except for per share data)

                                                                      (*)         (*)
                                                                               Historical
                                                   Historical     Historical    Income        Pro Forma
                                                    Trustreet        USRP        Funds      Adjustments (2)    Pro Forma
                                                   -----------    ----------   ----------   --------------     ----------
Revenues:
   Rental and earned income from operating and
     direct financing leases................        $   68,944    $  10,711     $  7,848    $ 709 a            $   88,212
   Interest income from mortgage, equipment and
     other notes receivable.................            13,828          277           --       --                  14,105
   Other income.............................             2,658           25           18     (191)b                 2,510
                                                        ------       ------       ------     ------             ---------
         Total revenues.....................            85,430       11,013        7,866      518                 104,827

Expenses:
   General operating and administrative.....            24,219        6,231        4,893      (191)c               35,152
   Interest expense.........................            41,759        3,299           --     6,242 d              51,300
   Depreciation and amortization............            14,228        3,667        1,136     1,473 e              20,504
   Impairments and provisions on assets.....              (176)         198           --        --                    22
                                                      --------      -------       ------    --------             -------
       Total expenses.......................            80,030       13,395        6,029     7,524               106,978

Income (loss) from continuing operations before
   gain on sale of assets, minority
   interest in income of consolidated
   joint ventures and equity in earnings
   (loss) of unconsolidated
   joint ventures...........................            5,400        (2,382)       1,837     (7,006)              (2,151)

Other Items:
   Gain on sale of assets...................               23           751           --         --                  774
   Minority interest in income of
       consolidated joint ventures and
       equity in earnings (loss) of
       unconsolidated joint ventures........           (1,487)           14           (7)        --               (1,480)
                                                       -------       -------      -------    -------             --------
Income (loss) from continuing operations....            3,936        (1,617)       1,830     (7,006)              (2,857)

   Dividends on preferred stock.............          (10,099)       (2,322)          --     (1,930)f             (14,351)
                                                       -------       -------       ------    -------              --------
Income (loss) from continuing operations
   allocable to common stockholders.........        $  (6,163)     $ (3,939)    $  1,830   $ (8,936)             $(17,208)
                                                      ========       =======       ======    =======              =========

Basic and diluted loss per share from
   continuing operations allocable to common
   stockholders.............................         $  (0.12)          n/a          n/a        n/a              $ (0.30)
                                                      --------        ------        ------    -------             ---------

Basic and diluted weighted average shares
   outstanding (g)..........................           50,922           n/a          n/a        n/a                57,789
                                                      --------        -------       ------     ------             ---------


 (*) Operating results are for the period from January 1, 2005 through February
     24, 2005.

                           Trustreet Properties, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2004
                    (in thousands, except for per share data)

                                                                               Historical
                                                   Historical     Historical   Income          Pro Forma
                                                      CNLRP          USRP        Funds      Adjustments (3)   Pro Forma
                                                   ----------     ----------   ----------   ---------------   ---------
Revenues:
   Rental and earned income from operating and
     direct financing leases................           $67,622      $61,776     $ 46,945    $   3,632a     $   179,975
   Interest income from mortgage, equipment and
     other notes receivable.................            30,164        1,863           --           --            32,027
   Retail operations........................                --       55,813           --      (55,813)g              --
   Other income.............................             7,107        3,678          534       (1,136)b          10,183
                                                      --------      -------      -------      --------         --------
         Total revenues.....................           104,893      123,130       47,479      (53,317)          222,185

Expenses:
   General operating and administrative.....            27,994       22,674        8,389       (1,136)c
                                                                                               (8,832)g          49,089
   Interest expense.........................            47,999       18,683           --       30,349 d          97,031
   Retail cost of sales.....................                --       46,981           --      (46,981)g              --
   Depreciation and amortization............            11,753       21,947        6,864       10,599 e          51,163
   Impairments and provisions on assets.....             5,491          521        1,439           --             7,451
                                                      --------      -------       ------      --------         ---------
       Total expenses.......................            93,237      110,806       16,692      (16,001)          204,734

Income (loss) from continuing operations before
   gain on sale of assets, minority
   interests and equity in earnings
   (loss) of unconsolidated
   joint ventures...........................            11,656       12,324       30,787      (37,316)           17,451

Other Items:
   Gain on sale of assets...................               135           --          167           --               302
   Minority interest and
       equity in earnings (loss) of
       unconsolidated joint ventures........            (3,613)         (38)         (39)          --            (3,690)
                                                        -------      -------      ------      -------           --------
Income (loss) from continuing operations....             8,178       12,286       30,915      (37,316)           14,063

   Dividends on preferred stock.............               --        (9,965)          --      (18,738)f         (28,703)
                                                        -------      -------      ------      -------           --------
Income (loss) from continuing operations
   allocable to common stockholders.........        $    8,178     $  2,321    $  30,915    $ (56,054)        $ (14,640)
                                                        =======     ========    ========     ========          =========

Income (loss) per share from continuing
   operations allocable to common
   stockholders:
      Basic.................................        $     0.18     $   0.11         n/a          n/a          $   (0.26)
                                                       -------       -------     -------      --------          ---------
      Diluted...............................        $     0.18     $   0.10         n/a          n/a          $   (0.26)
                                                       -------       -------     -------      --------          ---------

Basic and diluted weighted average shares
   outstanding (h):                                     45,249       22,557         n/a          n/a             55,589
                                                       -------       -------     -------      --------          ---------

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

1.       Basis of Presentation and Accounting Treatment

         On February 25, 2005, Trustreet was the name adopted upon the merger of CNLRP and the 18 Income Funds with and into USRP. CNLRP was treated as the acquiror for accounting purposes.

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2005

         The following describes the pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005, as if the Merger and Related Financing Transactions were consummated as of January 1, 2004.

         (a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2004 and the amortization of the intangible assets relating to above market leases of $44,093 and liabilities relating to below market leases of $27,584 on a straight-line basis over the remaining lease terms which range from 4 to 12 years:


           Accrued rental income...................................... $    480
           Net amortization of above/below market leases..............      229
                                                                       --------
                                                                       $    709

         (b) Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

           Other income:
               Reimbursement of administrative cost....................$   (143)
               Management fees..........................................    (48)
                                                                         -------
                                                                       $   (191)


         (c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings or for reductions in the cost of investor relations, administrative costs or executive compensation.


           General and administrative:
               Reimbursement of administrative cost................... $   (143)
               Management fees........................................      (48)
                                                                       ---------
                                                                       $   (191)

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2005 -- Continued

         (d) Reflects the adjustments to interest expense and loan cost amortization based on the Merger and Related Financings:

                                                                                                            Pro Forma
                                                                                                          Adjustment to
                                                                                          Estimated         Interest
                                                                                           Blended        Expense/Loan
                                                                          Balance           Rate        Cost Amortization
                                                                         ----------      -----------   -------------------
     Estimated interest on New Net Lease Securitization due
         2012......................................................    $    275,000         5.06%        $      3,479
     Estimated interest on new term loan B due 2010................         175,000         4.86%               2,126
     Estimated interest on senior notes due 2015...................         250,000         7.50%               4,688
     Elimination of interest expense on USRP term loan due
         2008......................................................         (35,000)           --                (341)
     Elimination of interest expense on CNLRP secured
         subordinated note due 2008................................         (21,875)           --                (383)
     Elimination of interest expense on CNLRP loan due to
         related parties...........................................         (33,860)           --                (543)
     Elimination of interest expense on USRP senior notes
         due 2005..................................................        (111,000)           --              (1,323)
     Elimination of interest expense on USRP Hawaii
         facility due 2011.........................................         (11,364)           --                 (89)
     Unused commitment fee on new revolving credit facility
         due 2008..................................................               --            --                  59
     Estimated loan cost amortization..............................               --            --               1,092
     Reversal of historical interest expense on bridge
         financing for New Net Lease Securitization due 2012.......               --            --                (961)
     Reversal of historical interest expense on bridge
         financing on new term loan B due 2010.....................               --            --                (472)
     Reversal of historical interest on bridge financing on
         senior notes due 2015.....................................               --            --                (469)
     Reversal of historical loan cost amortization ................                                               (621)
                                                                                                               --------
                                                                                  --            --       $       6,242
                                                                                                               ========

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2005 -- Continued

         In the event the interest rate changes by one-eighth of one percent, the pro forma adjustment for interest expense would change as follows:

                                                                                      Interest         Impact on
                                                                                        Rate           Interest
                                                                      Balance         Increase          Expense
                                                                     ---------       ----------       -----------
New term loan B due 2010......................................     $    175,000         0.125%     $      109

         (e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the mergers:

           Increase in basis:                                                        Total
                                                                                    ---------

           Buildings.........................................................       $ 149,132
           Leases in place...................................................          15,214
           Tenant relationships..............................................           9,117
                                                                                    ---------
                                                                                    $ 173,463


           Estimated Increase in Depreciation and Amortization Expense:
               Buildings (30 years)..........................................       $     829
               Leases in place and tenant relationships (1)..................             644
                                                                                    ----------
           Estimated adjustment..............................................       $   1,473



                  (1) Amortized over the life of each individual lease. The
                      acquired leases have remaining lives ranging from two months to 20 years.

         (f) Represents additional dividends relating to Series C preferred stock issued in connection with the mergers and the reversal of the dividends relating to the redemption of all of the USRP Series B Cumulative Convertible Preferred Stock. No proforma adjustment was made for the Preferred Stock (Series A) because the historical numbers reflect the dividends for the quarter.

           Preferred stock (Series C):
                7,244 shares at $1.875 per share...............................   $      2,263
           Preferred stock (Series B)..........................................           (333)
                                                                                 --------------
                                                                                  $       1,930


         (g) Reflects conversion of historical basic and diluted weighted average shares outstanding to pro forma basic and diluted weighted average shares outstanding as follows:

           Trustreet historical shares.....................................     22,757
           CNLRP shares at converted rate..................................     35,032
                                                                                ------
                    Pro forma shares.......................................     57,789
                                                                                ======

                  The impact of any common stock equivalents was anti-dilutive.

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004

         The following describes the pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, as if the Transactions were consummated as of January 1, 2004.

         (a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had bee n acquired on January 1, 2004 and the amortization of the intangible assets relating to above market leases of 44,093 and liabilities relating to below market leases of 27,584 on a straight-line basis over the remaining lease terms which range from 4 to 12 years:

           Accrued rental income...............................................      $  2,879
           Net amortization of above/below market leases.......................           753
                                                                                     ---------
                                                                                     $  3,632
                                                                                     =========


         (b) Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

           Other income:
               Reimbursement of administrative cost............................      $   (861)
               Management fees.................................................          (275)
                                                                                     ---------
                                                                                     $ (1,136)
                                                                                     =========


         (c)      Represents the  elimination of intercompany  expenses  between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated  savings from operating as one company such as
                  the  elimination  of  separate   regulatory   filings  or  for
                  reductions in the cost of investor  relations,  administrative costs or executive compensation.


           General and administrative:
               Reimbursement of administrative cost............................      $   (861)
               Management fees.................................................          (275)
                                                                                     ---------
                                                                                     $ (1,136)
                                                                                     =========

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004--Continued

         (d) Reflects the adjustments to interest expense and loan cost amortization based on the Merger and Related Financings:

                                                                                                            Pro Forma
                                                                                                          Adjustment to
                                                                                          Estimated         Interest
                                                                                           Blended        Expense/Loan
                                                                          Balance           Rate        Cost Amortization
                                                                        -----------       ----------    ------------------
     Estimated interest on New Net Lease Securitization due
         2012......................................................    $    275,000         5.06%        $     13,915
     Estimated interest on new term loan B due 2010................         175,000         4.86%               8,505
     Estimated interest on senior notes due 2015...................         250,000         7.50%              18,750
     Elimination of interest expense on USRP term loan due
         2008......................................................         (35,000)           --              (2,048)
     Elimination of interest expense on CNLRP secured
         subordinated note due 2008................................         (21,875)           --              (2,168)
     Elimination of interest expense on CNLRP loan due to
         related parties...........................................         (33,860)           --              (1,465)
     Elimination of interest expense on USRP senior notes
         due 2005..................................................        (111,000)           --              (7,937)
     Elimination of interest expense on USRP Hawaii
         facility due 2011.........................................         (11,364)           --                (534)
     Unused commitment fee on new revolving credit facility
         due 2008..................................................               --            --                238
     Estimated loan cost amortization..............................               --            --              5,575
     Reversal of historical loan cost amortization ................               --            --             (2,482)
                                                                                                              --------
                                                                                                         $     30,349
                                                                                                              ========



         In the event the interest rate changes by one-eighth of one percent, the pro forma adjustment for interest expense would change as follows:

                                                                                          Interest         Impact on
                                                                                            Rate           Interest
                                                                          Balance         Increase          Expense
                                                                        -----------      -------------    ------------
     New term loan B due 2010......................................    $    175,000            0.125%     $      219


                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004 -- Continued

         (e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the mergers:

           Increase in basis:                                                                Total
                                                                                             -----


           Buildings.........................................................           $ 149,132
           Leases in place...................................................              15,214
           Tenant relationships..............................................               9,117
                                                                                        ---------
                                                                                        $ 173,463
                                                                                        =========



           Estimated Increase in Depreciation and Amortization Expense:
               Buildings (30 years)..........................................        $     4,971
               Leases in place and tenant relationships (1)..................              5,628
                                                                                      -----------
           Estimated adjustment..............................................         $   10,599
                                                                                      ===========


                  (1) Amortized over the life of each individual lease. The
                      acquired leases have remaining lives ranging from two months to 20 years.

         (f) Represents additional dividends relating to Series A and Series C preferred stock issued in connection with the mergers and the reversal of the dividends relating to the redemption of all the USRP Series B Cumulative Convertible Preferred
                  Stock.


           Preferred stock (Series A):
                3,750 shares at $1.93 per share................................            $   7,237
           Preferred stock (Series C):
                7,244 shares at $1.875 per share...............................               13,583
           Preferred stock (Series B)..........................................               (2,082)
                                                                                            --------
                                                                                            $ 18,738
                                                                                            ========

         (g) Reflects the reclassification of the results of the USRP retail operations to discontinued operations as a result of entering into a contract in February 2005 to sell these operations.

         (h) Reflects conversion of historical basic and diluted weighted average shares outstanding to pro forma basic and diluted weighted average shares outstanding as follows:

           USRP historical shares..........................................     20,557
           Pro forma common shares issued to CNLRP.........................     35,032
                                                                                ------
                    Pro forma shares.......................................     55,589
                                                                                ======

         The impact of any common stock equivalents was anti-dilutive.

              SELECTED FINANCIAL DATA OF TRUSTREET PROPERTIES, INC.

         The following table sets forth selected consolidated financial data of Trustreet.

                                     Six Months Ended
                                         June 30,                         Year Ended December 31,
                                    2005         2004         2004        2003        2002        2001         2000
                                      (6)          (5)          (5)         (5)         (5)         (5)         (5)
                                                                (dollars in thousands)
Statement of Operations Data:
Revenues:
     Sale of real estate.........     --          --              --          --      209,498     128,480        --
     Rental income from
       operating leases..........    62,927      28,513         57,491     59,938      66,218      72,537      59,919
     Earned income from
       direct financing
       leases ...................     6,017       5,090         10,131     10,595      11,535      11,982      12,750
     Interest income
       from mortgage,
       equipment and
       other notes
       receivables...............    12,835      13,327         26,394     29,807      34,552      40,831      21,438
     Investment and
       interest income ..........       993       2,170          3,770      4,586       5,347       5,845       8,240
     Net decrease in
       value of mortgage
       loans held for
       sale, net of
       related hedge ............        --          --            --      (1,853)     (5,368)     (5,070)     (6,855)
     Gain on sale of
       mortgage loans ...........        --          --            --          --          --       4,120          --
     Other income................     2,658       2,505          7,107      9,610       12,308      13,255      8,908
                                     ------      ------        -------    -------      -------     -------    --------
       Total revenues............    85,430      51,605        104,893    112,683      334,090     271,980    104,400

Expenses:
     Cost of real estate
       sold ...................          --          --          --          --        193,179     118,372        --
     General operating
       and  administrative ....      20,933      12,959         27,346     25,208       28,433      29,592     26,083
     Interest expense ...........    41,759      23,824         47,999     50,576       58,401      67,892     46,806
     Property expenses..........      2,849         150            311        743        3,036       1,892      4,306
     State and other
       taxes ...................        437         187            337        212           88         931      1,184
     Depreciation and
       amortization ............     14,228       5,727         11,753     12,206       12,762      17,357     14,740
     Transaction costs .........         --          --             --         --           --          --     10,315
     Loss on termination
       of cash flow hedges......         --         940            940        502           --       8,060      5,348
     Recovery of loss on
       loans....................       (453)         --             --         --           --          --         --
     Impairments and
       provisions on
       assets ..................        277       1,050          4,551     12,864        9,510       39,848     2,476
                                    -------      ------         ------    -------       ------      -------    -------
       Total expenses..........      80,030      44,837         93,237    102,311      305,409      283,944    111,258

Income (loss) from
     continuing
     operations before
     minority interest,
     equity in earnings
     of unconsolidated
     joint ventures and
     gain/(loss) on sale
     of assets ................       5,400          6,768      11,656     10,372      28,681     (11,964)      (6,858)

Minority interest .............      (1,549)        (1,957)     (3,718)    (1,913)     (2,409)     (1,250)       1,024
Equity in earnings of
     unconsolidated
     joint ventures............          62             65         105        108         101          98           98
Gain (loss) on sale of
     assets ..................           23              6         135       (157)       (347)     (1,138)        (790)




Income (loss) from continuing
     operations ...............       3,936           4,882      8,178      8,410      26,026     (14,254)      (6,526)

         The following table sets forth selected consolidated financial data of Trustreet.

                                     Six Months Ended
                                         June 30,                                 Year Ended December 31,
                                    2005 (6)      2004 (5)       2004 (5)      2003 (5)    2002 (5)     2001 (5)      2000 (5)
                                                                   (dollars in thousands)
Income (loss) from
     discontinued
     operations, net of
     income taxes..................17,663          15,187        33,840       34,030        9,564       (6,357)       9,453
Cumulative effect of
     accounting change.............    --              --            --           --          --        (3,841)          --
                                  -------         -------       -------       ------       -------     --------      -------
Net income (loss)                  21,599          20,069        42,018       42,440       35,590      (24,452)       2,927
Dividends on preferred
     stock .......................(10,099)             --            --           --           --           --           --

     Net income (loss)
       allocable to
       common                    --------       --------        -------     --------     --------     --------     --------
       stockholders..............$ 11,500        $ 20,069      $ 42,018    $  42,440     $ 35,590     $(24,452)    $  2,927
                                 ========       =========       =======     ========     ========     =========    ========

Balance Sheet Data (at
     period end):
Cash and cash
     equivalents (1) ............$ 28,287         $11,512      $ 22,744    $  36,955     $ 16,579     $ 21,924      $24,382
Total assets ................  $2,671,702      $1,315,319    $1,243,649   $1,298,116   $1,383,450   $1,560,117   $1,605,944
Total debt (2) ................$1,612,354        $779,648   $   712,500  $   751,834   $  831,223   $  973,715   $  941,866
Total stockholders'
     equity ...................$  955,448       $ 468,941      $453,422    $ 479,886   $  494,151   $  526,182   $  607,738

Other Financial Data:
Basic and diluted income
     (loss) per share from
      continuing operations
     allocable to common
     stockholders (3)........... $  (0.12)      $    0.14      $   0.23      $  0.24      $  0.75    $   (0.42)     $ (0.19)

Dividends declared on
     common stock ...............$ 40,812       $  34,501     $  69,002    $  69,002    $  67,991    $  66,466      $66,329

Dividends per share
     declared on common
     stock....................   $   0.69        $   0.76     $    1.52     $   1.52     $   1.52     $   1.52       $1.52
Ratio of Earnings to
     Fixed charges (4)........  $   1.12x        $  1.27x     $   1.23x     $  1.19x     $  1.46x           --          --


(1)  Only includes unrestricted cash.
(2) Total debt does not include principal and accrued interest balances of $34.9 million, $35.8 million, $23.5 million and $4.25 million outstanding at June 30, 2004, December 31, 2004, 2003 and 2002, respectively, due to CNL Financial Group, Inc., an affiliate. The Company repaid all principal and accrued interest in April 2005. No such amounts were outstanding at December 31, 2001 and 2000.
(3) The weighted average shares outstanding calculation for all periods presented has been restated to show the effect of the exchange of shares as a result of the mergers.
(4) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings is defined as pre-tax income (loss) from continuing operations before minority interest in income of consolidated joint ventures, equity in earnings of unconsolidated joint ventures and cumulative effect of accounting change plus fixed charges and (ii) fixed charges is defined as interest expense (including capitalized interest and amortization of debt issuance costs from continuing and discontinued operations) and the portion of operating rental expense which management believes is representative of the interest component of rent expense. On a historical basis earnings were insufficient to cover fixed charges for the year ended December 31, 2001 by $13.1 million and for the year ended December 31, 2000 by $7.6 million.
(5) These are the historical operating results of CNLRP, who was treated as the acquirer for accounting purposes.
(6) Operating results for the six months ended June 30, 2005 include the results of CNLRP from January 1, 2005 through February 24, 2005, and include the operating results of the merged companies from February 25, 2005 through June 30, 2005.